Exhibit 21




                         SUBSIDIARIES OF THE REGISTRANT


                                                                 Jurisdiction
                                                                        Of
Name                                                             Incorporation



General Physics Corporation                                         Delaware

MXL Industries, Inc.                                                Delaware

J. L. Distributors, Inc.                                            Delaware